                                                                    Exhibit 99.1

[_] Please mark your
    vote by blackening
    the appropriate box
                                DRAPER BANCORP
     Proxy Solicited on behalf of the Board of Directors of Draper Bancorp for Special Meeting of Shareholders--__________, 2000

     The undersigned shareholder of Draper Bancorp, a Utah corporation ("Draper"), acknowledges receipt of the notice of special meeting of shareholders and proxy statement/prospectus, date __________, 2000, and the undersigned revokes all other proxies and appoints _________ and __________, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at Draper special meeting of shareholders at 10:00 a.m., local time, __________, 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of Draper common stock covered by this proxy which the undersigned would be entitled to vote.

     Proposal. To adopt the Agreement and Plan of Merger, dated as of October 10, 2000, by and between Draper and Zions Bancorporation.
     [_]     FOR     [_]     AGAINST     [_]     ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                       Dated:
                                             ---------------------------------
                                 Signature(s)
                                             ---------------------------------

                                             ---------------------------------

                                             NOTE: Please sign exactly as your
                                             name appears hereon. When signing
                                             as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             shares are held jointly, each
                                             holder should sign.